Exhibit 10.17

STOCK SALE AND PURCHASE AGREEMENT

THIS STOCK SALE AND PURCHASE AGREEMENT (the “Agreement”) is made as November 18, 2013 between Linkwell Corporation, a Florida corporation (the “Seller”), and Metamining Inc., a California company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller owns 100% of the issued and outstanding Metamining Nevada Shares (the “Metamining Nevada Shares”) of Metamining Nevada, Inc., a Nevada company(“Metamining Nevada”); and

WHEREAS, the Purchaser desire to purchase the Metamining Nevada Shares from the Seller on the terms and conditions set forth in this Agreement; and

WHEREAS, the Seller desires to sell Metamining Nevada Shares to the Purchaser on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

1. Incorporation by reference.  The above recitals are herein incorporated by reference.

2. Purchase and Sale.  The Purchaser shall purchase from Seller, and the Seller shall sell to the Purchaser, Metamining Nevada Shares on the terms and conditions of this Agreement.

3. Consideration/Purchase Price.  In consideration of the transfer by Seller of Metamining Nevada Shares to the Purchaser, the Purchaser shall cancel  9,000,000 shares of Seller’s common stock, par value $.001 per share (the “LWLL Shares”) and 3,000,000 Series C common stock purchase warrants owned by Purchaser.

4. Obligations of Seller.  Upon the date hereof, Seller shall deliver to the Purchaser or its designees, Metamining Nevada Shares.

5. Obligations of the Purchaser.  Upon the date hereof, the Purchaser shall deliver to the Seller a letter confirming the cancellation of the LWLL Shares by Purchaser.

6. Closing and Condition to Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before June 30, 2014 (the “Closing Date”).

7. Representations and Warranties of the Purchaser.

A. Authority of the Purchaser; Execution of Agreement.  The Purchaser has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder.  No consent, authorization, approval, license, permit or order of, or filing with, any person or governmental authority is required in connection with the execution of the transactions and obligations to be performed by them hereunder.  This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

B.      The Purchaser is an experienced and sophisticated investor, able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring Metamining Nevada Shares.

C.      The Purchaser is the beneficial owner of record of the LWLL Shares, which ownership interest is free and clear of all rights, claims, liens and encumbrances, and has not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

8. Representations and Warranties of the Seller.

A. Authority of the Seller; Execution of Agreement.  The Seller has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder.  No consent, authorization, approval, license, permit or order of, or filing with, any person or governmental authority is required in connection with the execution of the transactions and obligations to be performed by them hereunder.  This Agreement has been duly executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

C.      The Seller is the beneficial owner of record of Metamining Nevada Shares, which ownership interest is free and clear of all rights, claims, liens and encumbrances, and has not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

9. Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if physically delivered; delivered by overnight delivery, confirmed telecopy, telegram or courier; or three days after having been deposited in the United States Mail, as certified mail with return receipt requested and with postage prepaid, addressed to the recipient at the address listed at the top of the first page of this Agreement.  Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address will be effective only upon receipt.

10. Miscellaneous.

A.           Assurances.  All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

B.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.  It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

C.           Amendment.  This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

D.           Choice of Law.  This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Nevada.

E.           Effect of Waiver.  The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same.  The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

F.          Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

G.           Enforcement.  Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.  Venue for any such action, in addition to any other venue permitted by statute, will be in Broward County, Florida.

H.           Binding Nature.  This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties to this Agreement.

I.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

J.           Construction.  This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

K.           The parties, as evidenced by their signatures below, acknowledge that this Agreement has been presented to their attorneys and that their attorneys have had the opportunity to review and explain to them the terms and provisions of the Agreement, and that they fully understand those terms and provisions.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have respectively caused this Agreement to be executed as of the date first above written.

LINKWELL CORPORATION
Name: Xuelian Bian
Address: 1104 Jiatong Road, Jiading District,
                Shanghai, China

By: /s/ Xuelian Bian
Title: CEO

METAMINING INC.
Name: Song Qiang Chen
Address: 1065 E. Hillsdale Blvd., Suite 318
  Foster City, CA 94404

By: /s/ Song Qiang Chen
Title: Chairman